Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information:
Jean-Pierre Lapointe, Chief Financial Officer Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3220 www.northeastbank.com

Northeast Bancorp Reports Third Quarter Results and Declares Dividend

Lewiston, ME (April 29, 2019) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $4.8 million, or $0.52 per diluted common share, for the quarter ended March 31, 2019, an increase of $896 thousand, or 22.8%, compared to net income of $3.9 million, or $0.43 per diluted common share, for the quarter ended March 31, 2018. Net income for the nine months ended March 31, 2019 was $14.5 million, or $1.58 per diluted common share, an increase of $2.7 million, or 22.5%, compared to $11.8 million, or $1.29 per diluted common share, for the nine months ended March 31, 2018.

The Board of Directors declared a cash dividend of $0.01 per share, payable on May 28, 2019, to shareholders of record as of May 13, 2019.

“In the quarter, we produced $104.7 million of new loan volume,” said Richard Wayne, President and Chief Executive Officer. “Our Loan Acquisition and Servicing Group originated a record volume of $84.5 million of loans during the quarter, representing net growth in our LASG originated portfolio of $42.2 million, or 9.7%, compensating for the lower level of loan purchases, which can be lumpy from quarter to quarter. This quarterly activity helped us achieve a return on average equity of 13.0%, a return on average assets of 1.6%, and an efficiency ratio of 57.7%.”

As of March 31, 2019, total assets were $1.2 billion, an increase of $73.7 million, or 6.4%, from total assets of $1.2 billion as of June 30, 2018. The principal components of the changes in the balance sheet follow:

1.	The following table highlights the changes in the loan portfolio for the three and nine months ended March 31, 2019:

	Loan Portfolio Changes
	Three Months Ended March 31, 2019
	March 31, 2019 Balance	December 31, 2018 Balance	Change ($)	Change (%)
	(Dollars in thousands)
LASG Purchased	$320,326	$330,643	$(10,317)	(3.12%)
LASG Originated	478,020	435,817	42,203	9.68%
SBA	63,653	67,282	(3,629)	(5.39%)
Community Banking	99,654	104,544	(4,890)	(4.68%)
Total	$961,653	$938,286	$23,367	2.49%

	Nine Months Ended March 31, 2019
	March 31, 2019 Balance	June 30, 2018 Balance	Change ($)	Change (%)
	(Dollars in thousands)
LASG Purchased	$320,326	$290,972	$29,354	10.09%
LASG Originated	478,020	397,363	80,657	20.30%
SBA	63,653	60,156	3,497	5.81%
Community Banking	99,654	123,311	(23,657)	(19.18%)
Total	$961,653	$871,802	$89,851	10.31%

Loans generated by the Bank's Loan Acquisition and Servicing Group ("LASG") for the quarter ended March 31, 2019 totaled $89.1 million, which consisted of $4.6 million of purchased loans, at an average price of 98.5% of unpaid principal balance, and $84.5 million of originated loans. The Bank's Small Business Administration ("SBA") Division closed and funded $6.4 million of new loans during the quarter ended March 31, 2019. In addition, the Company sold $6.7 million of the guaranteed portion of SBA loans in the secondary market, of which $4.8 million were originated in the current quarter and $1.9 million were originated in prior quarters. Residential loan production sold in the secondary market totaled $7.8 million for the quarter.

As previously discussed in the Company’s SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System (“FRB”) in connection with the merger of FHB Formation LLC with and into the Company in December 2010. The Company’s loan purchase and commercial real estate loan availability under these conditions follow:

Basis for Regulatory Condition	Condition	Availability at March 31, 2019
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$108.1
Regulatory Capital	Non-owner occupied commercial real estate loans may not exceed 300% of total capital	90.1

On January 7, 2019, the Company announced a corporate reorganization pursuant to which its bank holding company structure would be eliminated and the Bank would become the top-level company (the “Reorganization”). If the Reorganization is completed, these commitments to the FRB will no longer be applicable. The Bank intends to replace these commitments with standards relating to its capital levels and asset portfolio composition, which will be incorporated into its policies and procedures, and compliance with Federal Deposit Insurance Corporation (“FDIC”) policy on commercial real estate concentration risk.

As a result of the Reorganization, the Bank intends to incorporate the following standards into its policies and procedures:

●	Maintain a Tier 1 leverage ratio of at least 10%, which is unchanged from the requirement in the commitments to the FRB;

●	Maintain a Total capital ratio of at least 13.5% (as opposed to 15%);

●	Limit purchased loans to 60% of total loans (as opposed to 40%);

●	Maintain a ratio of the Bank’s loans to core deposits of not more than 125% (as opposed to 100%); and

●	Hold commercial real estate loans (excluding owner-occupied commercial real estate) to within 500% of Total capital (as opposed to 300%).

These newly established standards are designed to help ensure the Bank will continue to operate in a safe and sound manner, but may permit more growth in the Bank’s loan portfolio as compared to operating under the existing commitments. The Maine Bureau of Financial Institutions’ order approving FHB Formation LLC’s acquisition of the Company in December of 2010 requires the Bank to maintain a Tier 1 leverage ratio of not less than 8.5% and a Total capital ratio of not less than 13.5%. These conditions will continue to apply to the Bank whether or not the Reorganization is completed.

On March 11, 2019, the Company announced that the Bank received approval from the FDIC for the Reorganization. The Reorganization remains subject to various closing conditions including, among others, (i) approval by the holders of the outstanding shares of the Company’s capital stock entitled to vote on the Reorganization, (ii) receipt of all remaining required regulatory approvals, including approval of the Bank’s stock issuance and amended and restated articles of incorporation and bylaws by the Maine Bureau of Financial Institutions, and (iii) approval for listing on NASDAQ of the Bank’s common stock.

An overview of the Bank’s LASG portfolio follows:

	LASG Portfolio
	Three Months Ended March 31,
	2019			2018
	Purchased	Originated	Total LASG	Purchased	Originated	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$4,675	$84,546	$89,221	$38,493	$72,894	$111,387
Net investment basis	4,604	84,546	89,150	33,021	72,894	105,915

Loan returns during the period:
Yield	9.49%	7.87%	8.56%	11.29%	6.83%	8.65%
Total Return on Purchased Loans (1)	10.22%	7.87%	8.87%	12.16%	6.83%	9.00%

	Nine Months Ended March 31,
	2019			2018
	Purchased	Originated	Total LASG	Purchased	Originated	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$94,423	$219,348	$313,771	$81,016	$157,958	$238,974
Net investment basis	88,741	219,348	308,089	71,474	157,958	229,432

Loan returns during the period:
Yield	9.75%	7.64%	8.54%	11.53%	6.56%	8.60%
Total Return on Purchased Loans (1)	10.00%	7.64%	8.65%	11.82%	6.56%	8.72%

Total loans as of period end:
Unpaid principal balance	$354,655	$478,020	$832,675	$289,852	$381,990	$671,842
Net investment basis	320,326	478,020	798,346	254,700	381,990	636,690

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, gains on real estate owned and other noninterest income recorded during the period divided by the average invested balance, which includes purchased loans held for sale, on an annualized basis. The total return on purchased loans does not include the effect of purchased loan charge-offs or recoveries during the period. Total return on purchased loans is considered a non-GAAP financial measure. See reconciliation in below table entitled “Total Return on Purchased Loans.”

2.

Deposits increased by $61.7 million, or 6.5%, from June 30, 2018, attributable primarily to an increase in time deposits of $187.1 million, or 53.1%, as a result of campaigns in the current nine-month period, partially offset by decreases in money market accounts of $124.2 million, or 29.5%.

3.	Shareholders’ equity increased by $14.8 million, or 10.7%, from June 30, 2018, primarily due to year to date earnings of $14.5 million.

Net income increased by $896 thousand to $4.8 million for the quarter ended March 31, 2019, compared to net income of $3.9 million for the quarter ended March 31, 2018.

1.

Net interest and dividend income before provision for loan losses increased by $1.9 million to $15.0 million for the quarter ended March 31, 2019, compared to $13.1 million for the quarter ended March 31, 2018. The increase was primarily due to higher yields and higher average balances in the loan portfolio. These increases were partially offset by higher funding costs and higher average deposit balances.

The following table summarizes interest income and related yields recognized on the loan portfolios:

	Interest Income and Yield on Loans
	Three Months Ended March 31,
	2019			2018
	Average	Interest		Average	Interest
	Balance (1)	Income	Yield	Balance (1)	Income	Yield
	(Dollars in thousands)
Community Banking	$102,850	$1,348	5.32%	$136,824	$1,743	5.17%
SBA	69,247	1,366	8.00%	53,069	1,017	7.77%
LASG:
Originated	437,499	8,490	7.87%	351,271	5,916	6.83%
Purchased	324,414	7,592	9.49%	241,793	6,732	11.29%
Total LASG	761,913	16,082	8.56%	593,064	12,648	8.65%
Total	$934,010	$18,796	8.16%	$782,957	$15,408	7.98%

	Nine Months Ended March 31,
	2019			2018
	Average	Interest		Average	Interest
	Balance (1)	Income	Yield	Balance (1)	Income	Yield
	(Dollars in thousands)
Community Banking	$110,566	$4,319	5.20%	$142,873	$5,242	4.89%
SBA	71,309	4,091	7.64%	52,014	2,772	7.10%
LASG:
Originated	418,747	24,031	7.64%	340,014	16,746	6.56%
Purchased	311,780	22,815	9.75%	237,183	20,532	11.53%
Total LASG	730,527	46,846	8.54%	577,197	37,278	8.60%
Total	$912,402	$55,256	8.07%	$772,084	$45,292	7.81%

(1)    Includes loans held for sale.

The components of total income on purchased loans are set forth in the table below entitled “Total Return on Purchased Loans.” When compared to the three months ended March 31, 2018, transactional income for the three months ended March 31, 2019 decreased by $672 thousand, while regularly scheduled interest and accretion increased by $1.6 million due to the increase in average balance. The total return on purchased loans for the three months ended March 31, 2019 was 10.2%. When compared to the nine months ended March 31, 2018, transactional income for the nine months ended March 31, 2019 decreased by $1.8 million, while regularly scheduled interest and accretion increased by $4.1 million due to the increase in average balance. The following table details the total return on purchased loans:

	Total Return on Purchased Loans
	Three Months Ended March 31,
	2019		2018
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$6,228	7.79%	$4,630	7.77%
Transactional income:
Gain on loan sales	582	0.73%	516	0.87%
Gain on sale of real estate owned	-	0.00%	-	0.00%
Other noninterest income	-	0.00%	-	0.00%
Accelerated accretion and loan fees	1,364	1.70%	2,102	3.52%
Total transactional income	1,946	2.43%	2,618	4.39%
Total	$8,174	10.22%	$7,248	12.16%

	Nine Months Ended March 31,
	2019		2018
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$17,849	7.63%	$13,709	7.70%
Transactional income:
Gain on loan sales	582	0.25%	516	0.29%
Gain on sale of real estate owned	-	0.00%	-	0.00%
Other noninterest income	-	0.00%	-	0.00%
Accelerated accretion and loan fees	4,966	2.12%	6,823	3.83%
Total transactional income	5,548	2.37%	7,339	4.12%
Total	$23,397	10.00%	$21,048	11.82%

(1)

The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, gains on real estate owned and other noninterest income recorded during the period divided by the average invested balance, which includes purchased loans held for sale, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter. Total return is considered a non-GAAP financial measure.

2.	Noninterest income decreased by $16 thousand for the quarter ended March 31, 2019, compared to the quarter ended March 31, 2018, principally due to the following:
●	A decrease in gain on sale of residential loans of $119 thousand, due to lower volume of residential loans sold in the quarter; and
●	A decrease in fees for other services to customers of $27 thousand, due to lower deposit fees and commercial loan servicing fees; offset by,
●	An increase in gain on sale of other loans of $66 thousand, due to a higher volume of LASG purchased loans sold in the quarter; and
●	An increase in net unrealized gain on equity securities of $65 thousand.

3.	Noninterest expense increased by $777 thousand for the quarter ended March 31, 2019 compared to the quarter ended March 31, 2018, primarily due to the following:
●

An increase in salaries and employee benefits expense of $453 thousand, primarily due to increases in base salary, stock-based compensation expense, incentive compensation, and a decrease in deferred salaries expense;

●

An increase in loan acquisition and collection expense of $345 thousand, largely driven by increased loan expenses and collection expenses incurred on the purchased loan payoffs and real estate owned during the quarter; and

●	An increase in data processing fees of $208 thousand, primarily due to increased IT outsourcing costs; partially offset by,
●	A decrease in occupancy and equipment of $202 thousand, primarily due to a decrease in equipment repairs and maintenance expense.

4.

Income tax expense increased by $160 thousand to $1.9 million, or an effective tax rate of 28.3%, for the quarter ended March 31, 2019, compared to $1.7 million, or an effective tax rate of 30.7%, for the quarter ended March 31, 2018. The increase in expense was primarily due to the increase in pre-tax earnings. The decrease in effective tax rate was primarily due to the decrease in the federal corporate income tax rate to 21.0% for the quarter ended March 31, 2019, as compared to the blended federal corporate income tax rate of 28.0% for the quarter ended March 31, 2018, offset by a decrease in excess tax benefits recognized in the current period.

As of March 31, 2019, nonperforming assets totaled $14.8 million, or 1.20% of total assets, as compared to $14.2 million, or 1.23% of total assets, as of June 30, 2018.

As of March 31, 2019, past due loans totaled $20.8 million, or 2.16% of total loans, as compared to past due loans totaling $7.7 million, or 0.89% of total loans as of June 30, 2018. The increase in past due loans from June 30, 2018 is largely attributed to the thirty-one day month in March, as past due loans totaled $18.3 million, or 1.95% of total loans as of December 31, 2018.

As of March 31, 2019, the Company’s Tier 1 leverage capital ratio was 13.6%, compared to 13.1% at June 30, 2018, and the Total capital ratio was 19.3% at both March 31, 2019 and June 30, 2018.

In connection with the Reorganization, the Company intends to redeem the $16.5 million unpaid principal balance of junior subordinated debentures issued by the Company in connection with the issuance of trust preferred securities by its three Delaware statutory trust subsidiaries, and the Bank will assume the Company’s obligations under the $15.1 million unpaid principal balance of 6.75% Fixed-to-Floating Rate Subordinated Notes due July 1, 2026. On a pro forma basis as of March 31, 2019, after giving effect to these transactions, the Bank’s Tier 1 leverage capital ratio and Total capital ratio would have been 12.3% and 17.8%, respectively, and the Bank would be considered “well capitalized” under all regulatory capital definitions and in excess of the proposed standards. In addition, the redemption of the junior subordinated debentures is expected to result in a reduction in net income of approximately $5.2 million, after tax, during the quarter in which the redemption occurs, due to the write-off of the carrying value discount on the debentures that was recognized in connection with the merger of FHB Formation LLC with and into the Company in December 2010.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Jean-Pierre Lapointe, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss third quarter earnings and business outlook at 10:00 a.m. Eastern Time on Tuesday, April 30th. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 2888769. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. We offer personal and business banking services to the Maine market via ten branches. Our Loan Acquisition and Servicing Group purchases and originates commercial loans on a nationwide basis and our SBA Division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers online savings products to consumers nationwide. Information regarding Northeast Bank can be found at www.northeastbank.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common shareholders’ equity, tangible book value per share, total return on purchased loans, and efficiency ratio. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; the ability of the Company and the Bank to satisfy the conditions to the completion of the Reorganization; the ability of the Company and the Bank to meet expectations regarding the timing, completion and accounting and tax treatments of the Reorganization; the possibility that any of the anticipated benefits of the Reorganization will not be realized or will not be realized as expected; the failure of the Reorganization to close for any reason; the possibility that the Reorganization may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NBN-F

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share data)

	March 31, 2019	June 30, 2018
Assets
Cash and due from banks	$2,507	$3,889
Short-term investments	150,346	153,513
Total cash and cash equivalents	152,853	157,402

Available-for-sale securities, at fair value	76,938	81,068
Equity securities, at fair value	6,819	6,619
Total investment securities	83,757	87,687

Residential real estate loans held for sale	1,276	3,405
SBA loans held for sale	-	3,750
Total loans held for sale	1,276	7,155

Loans
Commercial real estate	641,157	579,450
Commercial and industrial	231,176	188,852
Residential real estate	86,754	100,256
Consumer	2,566	3,244
Total loans	961,653	871,802
Less: Allowance for loan losses	5,658	4,807
Loans, net	955,995	866,995

Premises and equipment, net	5,786	6,591
Real estate owned and other repossessed collateral, net	2,014	2,233
Federal Home Loan Bank stock, at cost	1,258	1,652
Intangible assets, net	542	867
Loan servicing rights, net	2,943	2,970
Bank-owned life insurance	16,948	16,620
Other assets	8,030	7,564
Total assets	$1,231,402	$1,157,736

Liabilities and Shareholders' Equity
Deposits
Demand	$76,003	$72,272
Savings and interest checking	104,678	109,637
Money market	296,720	420,886
Time	539,223	352,145
Total deposits	1,016,624	954,940

Federal Home Loan Bank advances	15,000	15,000
Subordinated debt	24,217	23,958
Capital lease obligation	395	605
Other liabilities	21,978	24,803
Total liabilities	1,078,214	1,019,306

Commitments and contingencies	-	-

Shareholders' equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at March 31, 2019 and June 30, 2018	-	-
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 8,241,314 and 8,056,527 shares issued and outstanding at March 31, 2019 and June 30, 2018, respectively	8,241	8,057
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 800,554 and 882,314 shares issued and outstanding at March 31, 2019 and June 30, 2018, respectively	801	882
Additional paid-in capital	77,732	77,016
Retained earnings	68,274	54,236
Accumulated other comprehensive loss	(1,860)	(1,761)
Total shareholders' equity	153,188	138,430
Total liabilities and shareholders' equity	$1,231,402	$1,157,736

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Interest and dividend income:
Interest and fees on loans	$18,796	$15,408	$55,256	$45,292
Interest on available-for-sale securities	444	280	1,229	813
Other interest and dividend income	939	795	2,789	1,818
Total interest and dividend income	20,179	16,483	59,274	47,923

Interest expense:
Deposits	4,447	2,696	12,111	7,001
Federal Home Loan Bank advances	116	118	359	438
Subordinated debt	578	525	1,752	1,550
Obligation under capital lease agreements	5	10	19	31
Total interest expense	5,146	3,349	14,241	9,020
Net interest and dividend income before provision for loan losses	15,033	13,134	45,033	38,903
Provision for loan losses	414	364	1,047	1,156
Net interest and dividend income after provision for loan losses	14,619	12,770	43,986	37,747

Noninterest income:
Fees for other services to customers	408	435	1,240	1,437
Gain on sales of SBA loans	568	560	2,361	1,921
Gain on sales of residential loans held for sale	108	227	387	772
Gain on sales of other loans	582	516	582	537
Net unrealized gain on equity securities	65	-	75	-
Gain (loss) on real estate owned, other repossessed collateral and premises and equipment, net	-	4	(64)	15
Bank-owned life insurance income	108	108	328	331
Other noninterest income	27	32	56	55
Total noninterest income	1,866	1,882	4,965	5,068

Noninterest expense:
Salaries and employee benefits	5,782	5,329	16,991	15,756
Occupancy and equipment expense	957	1,159	2,692	3,418
Professional fees	483	423	1,516	1,291
Data processing fees	827	619	2,764	1,846
Marketing expense	160	172	413	329
Loan acquisition and collection expense	609	264	1,633	998
FDIC insurance premiums	81	77	242	236
Intangible asset amortization	107	107	325	325
Other noninterest expense	746	825	2,433	2,053
Total noninterest expense	9,752	8,975	29,009	26,252
Income before income tax expense	6,733	5,677	19,942	16,563
Income tax expense	1,905	1,745	5,455	4,741
Net income	$4,828	$3,932	$14,487	$11,822

Weighted-average shares outstanding:
Basic	9,044,230	8,927,544	9,029,409	8,897,633
Diluted	9,198,077	9,143,177	9,194,346	9,133,515

Earnings per common share:
Basic	$0.53	$0.44	$1.60	$1.33
Diluted	0.52	0.43	1.58	1.29

Cash dividends declared per common share	$0.01	$0.01	$0.03	$0.03

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2019			2018
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities	$84,318	$444	2.14%	$91,630	$280	1.24%
Loans (1) (2) (3)	934,010	18,796	8.16%	782,957	15,408	7.98%
Federal Home Loan Bank stock	1,332	26	7.92%	1,758	23	5.31%
Short-term investments (4)	152,854	913	2.42%	202,283	772	1.55%
Total interest-earning assets	1,172,514	20,179	6.98%	1,078,628	16,483	6.20%
Cash and due from banks	2,647			3,079
Other non-interest earning assets	28,399			32,332
Total assets	$1,203,560			$1,114,039

Liabilities & Shareholders' Equity:
Interest-bearing liabilities:
NOW accounts	$68,869	$59	0.35%	$68,716	$49	0.29%
Money market accounts	318,423	1,251	1.59%	428,946	1,437	1.36%
Savings accounts	35,599	14	0.16%	38,369	17	0.18%
Time deposits	501,378	3,123	2.53%	321,271	1,193	1.51%
Total interest-bearing deposits	924,269	4,447	1.95%	857,302	2,696	1.28%
Federal Home Loan Bank advances	15,000	116	3.14%	15,000	118	3.19%
Subordinated debt	24,170	578	9.70%	23,831	525	8.93%
Capital lease obligations	419	5	4.84%	697	10	5.82%
Total interest-bearing liabilities	963,858	5,146	2.17%	896,830	3,349	1.51%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	79,599			78,209
Other liabilities	9,489			7,714
Total liabilities	1,052,946			982,753
Shareholders' equity	150,614			131,286
Total liabilities and shareholders' equity	$1,203,560			$1,114,039

Net interest income		$15,033			$13,134

Interest rate spread			4.81%			4.69%
Net interest margin (5)			5.20%			4.94%

(1)	Interest income and yield are stated on a fully tax-equivalent basis using the statutory tax rate.
(2)	Includes loans held for sale.
(3)	Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4)	Short-term investments include FHLB overnight deposits and other interest-bearing deposits.
(5)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Nine Months Ended March 31,
	2019			2018
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities	$85,850	$1,229	1.91%	$93,816	$813	1.15%
Loans (1) (2) (3)	912,402	55,256	8.07%	772,084	45,302	7.82%
Federal Home Loan Bank stock	1,547	74	6.37%	1,852	65	4.68%
Short-term investments (4)	164,841	2,715	2.19%	169,073	1,753	1.38%
Total interest-earning assets	1,164,640	59,274	6.78%	1,036,825	47,933	6.16%
Cash and due from banks	2,606			2,981
Other non-interest earning assets	30,339			31,924
Total assets	$1,197,585			$1,071,730

Liabilities & Shareholders' Equity:
Interest-bearing liabilities:
NOW accounts	$70,882	$183	0.34%	$69,532	$152	0.29%
Money market accounts	366,326	4,259	1.55%	394,364	3,564	1.20%
Savings accounts	35,592	42	0.16%	37,418	42	0.15%
Time deposits	450,064	7,627	2.26%	312,268	3,243	1.38%
Total interest-bearing deposits	922,864	12,111	1.75%	813,582	7,001	1.15%
Federal Home Loan Bank advances	15,000	359	3.19%	17,594	438	3.32%
Subordinated debt	24,084	1,752	9.69%	23,745	1,550	8.70%
Capital lease obligations	490	19	5.17%	764	31	5.41%
Total interest-bearing liabilities	962,438	14,241	1.97%	855,685	9,020	1.40%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	80,953			80,896
Other liabilities	8,575			7,080
Total liabilities	1,051,966			943,661
Shareholders' equity	145,619			128,069
Total liabilities and shareholders' equity	$1,197,585			$1,071,730

Net interest income (5)		$45,033			$38,913

Interest rate spread			4.81%			4.76%
Net interest margin (6)			5.15%			5.00%

(1)	Interest income and yield are stated on a fully tax-equivalent basis using the statutory tax rate.
(2)	Includes loans held for sale.
(3)	Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4)	Short-term investments include FHLB overnight deposits and other interest-bearing deposits.
(5)	Includes tax exempt interest income of $10 thousand for the nine months ended March 31, 2018.
(6)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended:
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Net interest income	$15,033	$15,643	$14,359	$14,408	$13,134
Provision for loan losses	414	101	532	254	364
Noninterest income	1,866	1,545	1,554	1,959	1,882
Noninterest expense	9,752	9,903	9,355	9,478	8,975
Net income	4,828	5,125	4,534	4,344	3,932

Weighted-average common shares outstanding:
Basic	9,044,230	9,048,397	8,995,925	8,934,038	8,927,544
Diluted	9,198,077	9,201,557	9,183,729	9,116,157	9,143,177
Earnings per common share:
Basic	$0.53	$0.57	$0.50	$0.49	$0.44
Diluted	0.52	0.56	0.49	0.48	0.43
Dividends declared per common share	0.01	0.01	0.01	0.01	0.01

Return on average assets	1.63%	1.70%	1.51%	1.55%	1.43%
Return on average equity	13.00%	13.94%	12.81%	12.97%	12.15%
Net interest rate spread (1)	4.81%	5.00%	4.61%	5.02%	4.69%
Net interest margin (2)	5.20%	5.33%	4.93%	5.28%	4.94%
Efficiency ratio (non-GAAP) (3)	57.71%	57.62%	58.79%	57.91%	59.77%
Noninterest expense to average total assets	3.29%	3.28%	3.12%	3.37%	3.27%
Average interest-earning assets to average interest-bearing liabilities	121.65%	120.67%	120.72%	120.52%	120.27%

	As of:
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Nonperforming loans:
Originated portfolio:
Residential real estate	$2,169	$2,445	$2,633	$2,914	$3,116
Commercial real estate	3,336	2,764	1,703	1,499	1,408
Home equity	148	150	151	298	255
Commercial and industrial	1,495	1,420	1,454	1,368	636
Consumer	236	216	185	134	136
Total originated portfolio	7,384	6,995	6,126	6,213	5,551
Total purchased portfolio	5,366	5,351	5,375	5,745	8,063
Total nonperforming loans	12,750	12,346	11,501	11,958	13,614
Real estate owned and other repossessed collateral, net	2,014	1,463	1,549	2,233	947
Total nonperforming assets	$14,764	$13,809	$13,050	$14,191	$14,561

Past due loans to total loans	2.16%	1.95%	1.09%	0.89%	1.37%
Nonperforming loans to total loans	1.33%	1.32%	1.30%	1.37%	1.67%
Nonperforming assets to total assets	1.20%	1.16%	1.08%	1.23%	1.25%
Allowance for loan losses to total loans	0.59%	0.57%	0.60%	0.55%	0.57%
Allowance for loan losses to nonperforming loans	44.38%	42.99%	45.98%	40.20%	34.46%

Commercial real estate loans to total capital (4)	251.02%	242.38%	230.48%	200.74%	186.07%
Net loans to core deposits (5)	94.19%	94.84%	87.17%	91.54%	83.65%
Purchased loans to total loans, including held for sale	33.27%	35.17%	33.75%	33.10%	31.02%
Equity to total assets	12.44%	12.44%	11.81%	11.96%	11.47%
Common equity tier 1 capital ratio	16.23%	16.04%	16.50%	16.02%	16.48%
Total capital ratio	19.33%	19.15%	19.81%	19.28%	19.92%
Tier 1 leverage capital ratio	13.58%	13.20%	12.83%	13.12%	12.88%

Total shareholders' equity	$153,188	$148,491	$143,391	$138,430	$133,787
Less: Preferred stock	-	-	-	-	-
Common shareholders' equity	153,188	148,491	143,391	138,430	133,787
Less: Intangible assets (6)	(3,485)	(3,583)	(3,768)	(3,837)	(3,973)
Tangible common shareholders' equity (non-GAAP)	$149,703	$144,908	$139,623	$134,593	$129,814

Common shares outstanding	9,041,868	9,048,863	9,047,390	8,938,841	8,925,399
Book value per common share	$16.94	$16.41	$15.85	$15.49	$14.99
Tangible book value per share (non-GAAP) (7)	16.56	16.01	15.43	15.06	14.54

(1)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3)	The efficiency ratio represents noninterest expense divided by the sum of net interest income (before the loan loss provision) plus noninterest income.
(4)

For purposes of calculating this ratio, commercial real estate includes all non-owner occupied commercial real estate loans defined as such by regulatory guidance, including all land development and construction loans.

(5)	Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held for sale.
(6)	Includes the core deposit intangible asset and loan servicing rights asset.
(7)	Tangible book value per share represents total shareholders' equity less the sum of preferred stock and intangible assets divided by common shares outstanding.